UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event report): November 4, 2016

EVERTEC, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico (State or other jurisdiction of incorporation or organization)	001-35872 (Commission file number)	66-0783622 (I.R.S. employer identification number)

Cupey Center Building, Road 176 Kilometer 1.3, San Juan, Puerto Rico (Address of principal executive offices)		00926 (Zip Code)

(787) 759-9999

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 4, 2016, EVERTEC Group, LLC (“EVERTEC, LLC” or the “Borrower”), the main operating subsidiary of EVERTEC, Inc. (“EVERTEC” or the “Company”), together with certain other direct and indirect subsidiaries of the Company, entered into a third amendment (the “Amendment”) to the Credit Agreement, dated as of April 17, 2013 (as amended and restated pursuant to the Amendment, the “Credit Agreement”), by and among EVERTEC, LLC, EVERTEC INTERMEDIATE HOLDINGS, LLC, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A. (the “Agent”), as administrative agent and collateral agent, swingline lender and L/C issuer.

Among other things, the Amendment to the Credit Agreement extends the maturity of (a) approximately $219 million of the Borrower’s existing approximately $250 million of term loan A facility to January 17, 2020 and (b) $65 million of the Borrower’s existing $100 million of revolving credit facility to January 17, 2020. The remaining approximately $30 million of term loan A facility and the $35 million of revolving credit facility that were not extended will remain in place and mature as originally scheduled on April 17, 2018.

As a result of the Amendment, the Credit Agreement now provides for an approximately $30 million term loan A facility due April 17, 2018 (the “2018 Term A Loan”), an approximately $219 million term loan A facility due January 17, 2020 (the “2020 Term A Loan”), $35 million revolving credit facility due April 17, 2018 (the “2018 Revolving Facility Loan”), a $65 million revolving credit facility due January 17, 2020 (the “2020 Revolving Facility Loan” and, together with the 2018 Revolving Facility Loan, the “Revolving Facility Loan”). The term loan B facility, which had approximately $387 million in borrowings outstanding as of September 30, 2016, will remain in place and mature as originally scheduled on April 17, 2020 (the “Term B Loan”).

The material terms of the Amendment and the Credit Agreement are as follows:

Scheduled Amortization Payments

The 2018 Term A Loan amortizes on a basis of 1.875% during each of the next three quarters including from the quarter ending December 31, 2016 and 2.50% during each of the final three quarters, with the balance payable on the final maturity date.

The 2020 Term A Loan amortizes on a basis of 1.50% during each of the first six quarters starting from the quarter ending December 31, 2016, 1.875% during each of the four subsequent quarters and 2.50% during each of the final three quarters, with the balance payable on the final maturity date.

The Term B Loan provides for quarterly amortization payments totaling 1.00% per annum of the original principal amount of the Term B Loan of $400 million, with the balance payable on the final maturity date.

Voluntary Prepayments and Reduction and Termination of Commitments

The terms of the senior secured credit facilities allow the Borrower to prepay loans and permanently reduce the loan commitments under the senior secured credit facilities at any time, subject to the payment of customary LIBOR breakage costs.

Interest

The interest rates with respect to loans to the Borrower under the Credit Agreement are based on, at the Borrower’s option, (a) with respect to any 2018 Term A Loan, adjusted LIBOR plus an interest margin of 2.50% or the greatest of the (i) Agent’s prime rate in effect, (ii) federal funds effective rate from time to time plus 0.50% and (iii) LIBOR for a one month interest period on such day plus 1.00% (“ABR”) plus an interest margin of 1.50%, (b) with respect to any 2020 Term A Loan, adjusted LIBOR plus an interest margin of 2.50% or ABR plus an interest margin of 1.50%, and (c) with respect to any Revolving Facility Loan, adjusted LIBOR plus an interest margin of 2.50% or ABR plus an interest margin of 1.50%. The interest rate margins for the Term B Loan remain based on, at the Borrower’s option, adjusted LIBOR (subject to a minimum rate of 0.75%) plus an interest margin of 2.75% or ABR plus an interest margin of 1.75%. The interest margins for the 2018 Term A Loan and the Term B Loan under the Credit Agreement continue to be subject to reduction based on achievement of specified first lien secured leverage ratios.

Use of Proceeds

Among other things, proceeds from borrowings under the Credit Agreement may be used for general corporate purposes, including, without limitation, for permitted acquisitions and for any permitted purposes under the loan documents.

Guarantees and Collateral

The Borrower’s obligations under the senior secured credit facilities and under any cash management, interest rate protection or other hedging arrangements entered into with a lender or any affiliate thereof are guaranteed by EVERTEC Intermediate Holdings, LLC (“Holdings”), which is a direct wholly owned subsidiary of EVERTEC, and each of the Borrower’s existing and subsequently acquired or organized wholly-owned subsidiaries, subject to certain exceptions.

Subject to certain exceptions, the senior secured credit facilities continue to be secured to the extent legally permissible by substantially all of the assets of (1) Holdings, including a perfected pledge of all of the limited liability company interests of the Borrower, and (2) the Borrower and the subsidiary guarantors, including but not limited to: (a) a pledge of substantially all capital stock held by the Borrower or any guarantor and (b) a perfected security interest in substantially all tangible and intangible assets of the Borrower and each guarantor.

Covenants

The senior secured credit facilities contain affirmative and negative covenants that the Company believes are usual and customary for a senior secured credit agreement. The negative covenants in the Credit Agreement include, among other things, limitations (subject to exceptions) on the ability of the Borrower’s and its restricted subsidiaries to:

•	declare dividends and make other distributions;

•	redeem or repurchase capital stock;

•	grant liens;

•	make loans or investments (including acquisitions);

•	merge or enter into acquisitions;

•	sell assets;

•	enter into any sale or lease-back transactions;

•	incur additional indebtedness;

•	prepay, redeem or repurchase certain indebtedness;

•	modify the terms of certain debt;

•	restrict dividends from subsidiaries;

•	change the business of the Borrower or its subsidiaries; and

•	enter into transactions with their affiliates.

In addition, the maximum senior secured leverage ratio applicable to the (a) 2018 Term A Loan and the 2018 Revolving Facility Loan is reduced from 6.60 times to 4.75 times and (b) 2020 Term A Loan and the 2020 Revolving Facility Loan is 4.75 times stepping down to 4.25 times after 24 months.

.

Events of Default

The events of default under the senior secured credit facilities continue to include, without limitation, nonpayment, material misrepresentation, breach of covenants, insolvency, bankruptcy, certain judgments, change of control (as defined in the Credit Agreement governing the senior secured credit facilities) and cross-events of default on material indebtedness.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference  into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment No. 3, dated as of November 4, 2016, to the Credit Agreement, dated as of April 17, 2013, by and among EVERTEC Group, LLC, EVERTEC Intermediate Holdings, LLC, the subsidiary guarantors party thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and the requisite lenders party thereto, including the Credit Agreement as Exhibit B thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc. (Registrant)

Date: November 8, 2016	By:	/s/ Peter J.S. Smith
		Name:	Peter J.S. Smith
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 3, dated as of November 4, 2016, to the Credit Agreement, dated as of April 17, 2013, by and among EVERTEC Group, LLC, EVERTEC Intermediate Holdings, LLC, the subsidiary guarantors party thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and the requisite lenders party thereto, including the Credit Agreement as Exhibit B thereto.